UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 8, 2016, Vail Resorts, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered:  (1) the election of the nine director nominees named in the proxy statement; (2) an advisory resolution to approve the compensation of the Company’s named executive officers; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending July 31, 2017. The Company’s stockholders voted as follows on these matters:

1.             The Company’s stockholders elected the nine director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Susan L. Decker	32,693,613	8,056	19,842	1,880,431
Roland A. Hernandez	32,005,921	695,574	20,016	1,880,431
Robert A. Katz	32,141,002	552,912	27,597	1,880,431
John T. Redmond	32,695,460	5,845	20,206	1,880,431
Michelle Romanow	32,694,677	7,007	19,827	1,880,431
Hilary A. Schneider	32,692,671	8,931	19,909	1,880,431
D. Bruce Sewell	32,690,227	10,972	20,312	1,880,431
John F. Sorte	32,624,835	76,713	19,963	1,880,431
Peter A. Vaughn	32,695,248	6,318	19,945	1,880,431

2.             The Company’s stockholders approved the advisory resolution to approve the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
32,225,018	340,142	156,351	1,880,431

3.             The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2017 with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
34,436,305	142,481	23,156	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: December 12, 2016	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary